UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14A-12

TELEGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELEGEN CORPORATION
1840 GATEWAY DRIVE, SUITE 200
SAN MATEO, CALIFORNIA 94404

March 16, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Telegen Corporation to be held on April 16, 2007 at 11:00 a.m., local time, in the Olympic Room at Anthony’s Homeport Restaurant - Shilshole Bay located at 6135 Seaview Avenue Northwest Seattle, WA 98107.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the meeting. In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders. I personally look forward to greeting our stockholders who are able to attend the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

Thank you.

Sincerely, /s/ Richard Herring Richard Herring Chief Executive Officer

TELEGEN CORPORATION
1840 GATEWAY DRIVE, SUITE 200
SAN MATEO, CALIFORNIA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 16, 2007

TO THE STOCKHOLDERS:

Notice is hereby given that the 2007 Annual Meeting of the Stockholders of Telegen Corporation, a California corporation, will be held on April 16, 2007 at 11:00 a.m., local time, in the Olympic Room at Anthony’s Homeport Restaurant - Shilshole Bay located at 6135 Seaview Avenue Northwest Seattle, WA 98107 for the following purposes:

1.	To elect five directors of the Company; and

2.	To transact such other business as may properly come before the meeting.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 15, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

The Proxy Statement is accompanied by a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

By Order of the Board of Directors TELEGEN CORPORATION /s/ Richard Herring Richard Herring Chief Executive Officer

San Mateo, California
March 16, 2007
IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

TELEGEN CORPORATION
1840 GATEWAY DRIVE, SUITE 200
SAN MATEO, CALIFORNIA 94404

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Telegen Corporation to be voted at the 2007 annual meeting of stockholders. The 2007 annual meeting will be held at 11:00 a.m. (local time) on April 16, 2007, or at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held in the Olympic Room at Anthony’s Homeport Restaurant - Shilshole Bay located at 6135 Seaview Avenue Northwest Seattle, WA 98107 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We intend to mail this Proxy Statement and accompanying proxy card on or about March 27, 2007, to all stockholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including financial statements, accompanies this Proxy Statement.

Voting and Outstanding Shares

Only holders of record of our common stock (“Common Stock”) at the close of business on March 15, 2007, are entitled to notice of and to vote at the Annual Meeting. On that date, there were 47,871,881 shares of Common Stock issued and outstanding. Stockholders are entitled to one vote for each share of Common Stock held of record on all matters to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 50% of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Under California law and our Certificate of Incorporation, assuming the presence of a quorum, the election of directors requires a plurality of votes represented in person or by proxy at the meeting. American Stock Transfer, Inc., our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished by us to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any stockholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1
ELECTION OF DIRECTORS

Currently, our Board of Directors is comprised of seven directors. Effective immediately prior to the Annual Meeting, the size of our Board of Directors will be reduced to five directors, who will be the five directors elected at the Annual Meeting.

The five individuals named in the table below have been nominated by our Board of Directors to serve a one-year term and until they are re-elected or until their respective successors are duly elected and qualified. All the nominees are currently directors of the Company and each has consented to continue serving as a director.

Two of the five director nominees, Duncan Troy and Mark Weber, are considered “independent” within the meaning of the listing standards of The NASDAQ Stock Market.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors. There are no family relationships between any nominees of the Company.

Set forth below is biographical information for each of the five nominees as director.

DUNCAN TROY was elected to our Board effective February 28, 2004, and has served as our Chairman of the Board since May 2004. Mr. Troy was a former Telegen Advisory Board member and a current director of the following U.K. based companies, Private Equity III Limited (from September 1996 to date), an investment vehicle; The Vintage Wine Company Limited (from June 1982 to date), a wine broker; Lifescan Limited (from January 2003 to date), which offers a range of screening devices using CT technology for the early detection of disease, SMSLOTTOME LIMITED (from March 2004). Licensed in the UK by the Betting, Gaming and Lotteries Act, SMSLOTTOME LIMITED works globally with National Lotteries, Sports Bodies, Media and Gaming Companies to provide fixed odds and lottery numbers games by cell phone by providing the technology, hardware, software, website, technical support, maintenance and multilingual content management systems. Private Equity VIII Limited (from November 2003) an investment vehicle. During the past four years he has been actively involved with raising capital for development companies and is a citizen and resident of the United Kingdom.

RICHARD N. HERRING was elected to our Board effective February 28, 2004, and has served as our Chief Executive Officer since May 2004. Mr. Herring was a former Telegen Advisory Board member and has served as the Executive Director of Engineers Without Borders - USA (“EWB-USA”) from 2002 through 2005.  EWB-USA is a non-profit corporation which attempts to help disadvantaged communities improve their quality of life through implementation of environmentally and economically sustainable engineering projects.  From January 2001 to July 2002 he served as the CEO of 4C Corporation, a non-profit entity focused on church development.  From April 1998 to August 1999 Mr. Herring served as the CEO of Spectral Solutions, Inc., a company focused on cellular telephone enhancement products; Spectral Solutions, Inc. was acquired by ISCO INT’L and Mr. Herring served as the COO of ISCO INT’L from August 1999 to December 2000.  From January 1995 to December 1997 Mr. Herring served as the CEO of Earth Watch, Inc., a company focused on remote sensing technology. Prior to this, Mr. Herring worked at Ball Aerospace for 27 years in increasing levels of management including President of the Space Systems Division and being COO of five divisions of the group before spinning Digital Globe out as an independent company.

RICHARD G. SELLERS was elected to our Board effective February 28, 2004, and has served as our Chief Operating Officer and Secretary since May 2004.  Mr. Sellers is an investor and advisor to start-up and turnaround companies combining his engineering, marketing and operations experience to build positive cash flow and shareholder equity.  He worked as a consultant for Telegen to assist with their emergence from bankruptcy from March through October 2000 (His sole compensation was stock options, which have since expired unexercised).  From 1989 to 2000 he was founder and CEO of ARC Group International, Inc., a company specializing in international logistics.  In the 1980’s he worked as a test engineer for Martin Marietta (now Lockheed Martin Corporation) and thereafter was a founding member of Quadtek, Inc., which pioneered innovative high temperature video systems in industrial environments. Mr. Sellers currently is the CEO and founder of a private real estate development company in Seattle, Washington.  Mr. Sellers is an investor, board member or advisory board member for several privately held companies in various market segments.

MARK WEBER was appointed to our Board effective June 15, 2005.  Mr. Weber has been a marketing consultant, strategic planner and senior business advisor to financial services companies, technology companies and emerging growth companies since 1988. Mr. Weber has been involved in raising private capital and launching start up, emerging growth technology companies and new banks the past 20 years. He has been the President of Weber Marketing Group since its launch in 1988. WMG is the 12th largest marketing agency in Washington State and a national provider of marketing consulting and branding services to financial services and technology companies across the U.S. Mr. Weber was a founder and board member of Pacifica Bank from 1998 to 2005, helping raise $15 million to launch the bank. Pacifica Bank was a SEC registered business bank sold in 2005 to United Bank California (UCBH). Mr. Weber also served as Chairman of the Compensation Committee at Pacifica from 2002 to 2005. Mr. Weber has served as an advisory board member of several technology and emerging growth companies between 1990 and 2001. He has been on the Board of Trustees of the Noemi Fund, a part of Agros International since 2003.

DR. CHARLES HUNT was appointed to our Board of directors on October 17, 2006. Dr. Hunt holds a B.S.E.E. and M.S.E.E. from the University of Utah and a Ph.D. from Cornell University. He has been at the University of California at Davis since 1986, where he is presently a Professor with multiple appointments and a visiting Professor of Electronics in the Faculty of Physics of the University of Barcelona. Professor Hunt is a Senior Member of the Institute of Electrical and Electronics Engineers, and is Author or Co-Author of over one hundred and twenty refereed publications, eight books, and holds twelve patents. From 1997-2004 he served as Editor of the journal, Solid-State Electronics.

The Board of Directors Recommends that the Stockholders Vote “FOR”
Each of the above Director-Nominees

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of March 15, 2007 were as follows:

Name	Age	Position
Duncan Troy	47	Chairman of the Board
Richard N. Herring	68	Chief Executive Officer and Director
Richard G. Sellers	46	Chief Operating Officer and Director
Matthew DeVries	44	Chief Financial Officer
Mark Weber(1)	50	Director
Charles Hunt	53	Director
Jessica L. Stevens	50	Director
Bonnie Crystal	54	Director
_____________

(1)	Member of Compensation Committee

Currently, our Board of Directors is comprised of seven directors. Effective immediately prior to the Annual Meeting, the size of our Board of Directors will be reduced to five directors, who will be the five directors elected at the Annual Meeting. Two members of our Board of Directors, Duncan Troy and Mark Weber, are “independent” within the meaning of the listing standards of The NASDAQ Stock Market.

Officers are appointed by the Board of Directors. Each executive officer named above will serve until his or her successor is appointed or until his earlier death, resignation or removal. It is expected that each of the above officers will be reappointed by the Board of Directors immediately following the Annual Meeting.

Directors

For the biographical summary of our five director-nominees, each of whom is currently a director of the Company, see “Proposal 1. Election of Directors” above. In addition, set forth below are the names and certain biographical information for two other directors whose terms in office will not continue beyond the Annual Meeting.

JESSICA L. STEVENS has been a director since October 1996, although she has not attended any meetings of the board since February 28, 2004. Stevens has been an inventor and engineer for over two decades. In May 1990, she co-founded Telegen Communications Corporation, then known as Telegen Corporation and our predecessor corporation, with Bonnie A. Crystal and served as President, Chief Executive Officer and Chair of the Board until October 1996, when she was appointed to the same offices with us following our merger with Solar Energy Research Corporation. In August 1997, she stepped down as Chair of the Board and CEO and was appointed Chief Technology Officer, a position she held until October 31, 1997, when she left our employment but remained a director. In October 1998, she was reappointed President, Chief Executive Officer and Chair of the Board. Until August 2004 she was also the Chair of the Board, President and Chief Executive Officer of our subsidiaries, Telegen Communications Corporation, Telegen Display Corporation and Telisar Corporation. Since February 2004, we have had limited contact with Ms. Stevens and we do not know her current employment or activities.

BONNIE A. CRYSTAL has been a director since October 1996, although she has not attended any meetings of the board since February 28, 2004. Ms. Crystal has been a telecommunications, display and wireless engineer, consultant and inventor for over two decades. In May 1990, she co-founded Telegen Communications Corporation, then known as Telegen Corporation and our predecessor corporation, with Jessica L. Stevens and served as Executive Vice President, Secretary and a director until October 1996, when she was appointed to the same offices with us following our merger with Solar Energy Research Corporation. On October 31, 1997, she left our employment but remained a director. In October 1998, she was reappointed Executive Vice President and Secretary in addition to the position of Chief Technology Officer. From 1989 to 1991, she was Senior Staff Engineer for R&D for Toshiba America MRI, Inc. Since February 2004, we have had limited contact with Ms. Crystal and we do not know her current employment or activities.

Executive Officers

In addition to Messrs. Herring and Sellers, following is biographical information for our other executive officer. Messrs. Herring and Sellers biographical information is set forth above under “Proposal 1. Election of Directors.”

MATTHEW DEVRIES was appointed by the Board of Directors as our Chief Financial Officer on October 17, 2006. Mr. DeVries has been a financial consultant since 2001, providing small business issuers and privately held corporations financial assistance and has coordinated audits and supervised the preparation and filing of public disclosure documents for corporations in his consulting practice. In 2000 and 2001, Mr. DeVries was a senior financial executive for publicly traded Active Voice Corporation until its acquisition by Cisco Systems, Inc. Mr. DeVries served two different terms in 2001- 2002 and 2004 to 2006 as Executive Board Member and Treasurer of the Parent Cooperative Education Program, a non-profit corporation based in Edmonds, Washington.

Organization of the Board of Directors

Board Meetings

During fiscal year 2006, the Board of Directors held three meetings. Four of the seven directors attended all meetings and Director Richard Herring attended two of the three Board meetings. Directors Bonnie Crystal and Jessica Stevens did not attend any meetings of the Board.

We do not have a policy regarding directors’ attendance at the annual meeting of stockholders. The Company has not held an annual meeting of stockholders since February 2004.

Audit Committee Matters

The Board of Directors does not have an Audit Committee; the functions customarily attributable to the Audit Committee are performed by the Board of Directors as a whole. We do not have a financial expert due to our limited operations, but we intend to locate such expert when possible. Because we do not have an Audit Committee, we do not have an audit committee charter.

Report of Audit Committee

The entire Board of Directors currently serves the function of the audit committee, which includes general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent public accountants, Peterson Sullivan PLLC, are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Board of Directors has met and held discussions with management and the independent accountants. Management represented to the Board of Directors that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Board of Directors has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Board of Directors discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants have provided to the Board of Directors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Board of Directors discussed with the independent accountants that firm’s independence.

Based upon the Board of Directors’ discussion with management and the independent accountants, and upon the Board of Directors’ review of the representations of management and the report of the independent accountants to the Board of Directors, the Board of Directors recommended that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the company’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

Board of Directors
Duncan Troy
Richard N. Herring
Richard G. Sellers
Mark Weber
Charles Hunt
Jessica L. Stevens
Bonnie Crystal

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Compensation Committee

The Compensation Committee and was formed by the Board of Directors on October 17, 2006. The Compensation Committee was formed to administer the benefits, incentives and compensation of the Company’s executive officers, reviews the performance of the Company’s executive officers, reviews and approves executive compensation policy and objectives, concludes whether Company executives are compensated according to such standards, makes recommendations to the Board of Directors with respect to compensation, and carries out the Board’s responsibilities relating to all forms of executive compensation. The Board of Directors has not adopted a written charter for the Compensation Committee.

The Compensation Committee currently consists solely of Mark Weber. There were no meetings of the Compensation Committee during fiscal 2006.

During fiscal 2006, the consideration and determination of executive and director compensation was determined by the entire Board of Directors. The Compensation Committee was not involved as a committee in the consideration and determination of any compensation decisions during fiscal 2006. We did not use compensation consultants during fiscal 2006. We anticipate that the scope of authority of the Compensation Committee will be more clearly defined during fiscal 2007 as necessary dependant upon the scale of our operations. Compensation for the Board of Directors and Executives has been primarily comprised of restricted stock grants. In addition, Charles Hunt, a member of our Board of Directors and Matthew DeVries, our Chief Financial Officer perform consulting services for the Company at an hourly rate.

Nominating Committee Matters

The Board of Directors does not have a Nominating Committee; the functions customarily attributable to the Nominating Committee are performed by the Board of Directors as a whole.

Policy on Director Nominations

Candidates for election to our Board of Directors are nominated by our Board of Directors for nomination to the stockholders.

In identifying candidates to be directors, the Board of Directors seeks persons it believes to be knowledgeable in our business or having industry experience, or some aspect of it which would benefit our company. Our Board believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, and have an ability to review and understand our financial statements and other reports and to discuss such matters intelligently and effectively. The Board will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. The Board will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders; accordingly, persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Candidates have traditionally been recommended to the Board by our Chief Operating Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. Our Board is open to receiving recommendations from stockholders as to potential candidates it might consider. The Board gives equal consideration to all director nominees, whether recommended by our stockholders, management or current directors.

Since the last election of directors in February 2004, the Board appointed two new directors, Mark Weber upon the recommendation of Richard Sellers and Charles Hunt upon the recommendation of Richard Herring.

A stockholder wishing to submit a director nomination should send a letter to the Board, c/o Corporate Secretary, 1830 Gateway Drive, Suite 200, San Mateo, CA 94404. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Board necessarily will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by stockholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;
•	the principal occupation or employment of each nominee;
•	the number of shares of our common stock beneficially owned by each nominee;
•	the name and address of the stockholder making the nomination and any other stockholders known by such stockholder to be supporting such nominee;
•	the number of shares of our common stock beneficially owned by such stockholder making the nomination, and by each other stockholder known by such stockholder to be supporting such nominee;
•	any other information relating to the nominee or nominating shareholder that is required to be disclosed under SEC rules in order to have a stockholders proposal included in our proxy statement; and
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

Stockholder Communication with the Board

Stockholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, 1830 Gateway Drive, Suite 200, San Mateo, CA 94404. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such correspondence must identify the author as a stockholder of the Company, and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or
•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

Because we do not have an Audit Committee, any person who desires to communicate any matter relating to audit matters may address a letter to the Chairman of the Board, Corporate Secretary, 1830 Gateway Drive, Suite 200, San Mateo, CA 94404. Communications addressed to the Chairman may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chairman for his review and follow-up action as he deems appropriate.

Compensation of Directors

The following table summarizes data concerning the compensation of our directors for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Duncan Troy	-	-	-	-	-	-	-
Richard Herring	-	-	-	-	-	-	-
Richard Sellers	-	-	-	-	-	-	-
Mark Weber	-	-	-	-	-	-	-
Charles Hunt	-	$ 60,000 (1)	-	-	-	$79,260 (2)	$139,260
Jessica Stevens	-	-	-	-	-	-	-
Bonnie Crystal	-	-	-	-	-	-	-

(1)
On October 17, 2006, we issued 300,000 shares of our common stock to Mr. Hunt for service on our board of directors. The dollar value in the table above was determined using the closing market price of $0.20 on the date of grant.

(2)	Comprised of hourly based fees charged to us for services rendered in his capacity as a technical consultant to us.

EXECUTIVE COMPENSATION

The following table provides information about the compensation paid to, earned or received during the last two fiscal years ended December 31, 2006 and 2005 by our principal executive officer (the “Named Executive Officer”). None of our executive officers received total compensation in excess of $100,000 during fiscal 2006 or 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Herring Chief Executive Officer, Principal Executive Officer	2006 2005	- -	- -	$ 40,000 (1) -	- -	- -	- -	- -	$40,000 -

(1)	On October 17, 2006, we issued 200,000 shares of our common stock to Mr. Herring for his service as our Chief Executive Officer. The value was determined using the closing market price of $0.20 on the date of grant.

Narrative Disclosure to Summary Compensation Table

We do not have an employment agreement in place with our Named Executive Officer, and we do not pay him salary, bonus or other cash compensation. During fiscal 2006, we awarded him 200,000 restricted shares of common stock, valued at the closing market price of $0.20 per share on the date of grant.

In addition, we do not have agreements with our Named Executive Officer providing for payments, whether from resignation, retirement or other termination of employment, resulting from a change of control.

Outstanding Equity Awards at Fiscal Year-End

Our Named Executive Officer does not have any stock options or stock awards.

Related Party Transactions

On October 17, 2006 the board of directors granted Richard Sellers 400,000 shares of common stock valued at $80,000 using the closing price as of that date of $0.20 for service as our Chief Operating Officer. In addition, the board of directors granted 200,000 shares valued at $40,000 using the closing price as of that date of $0.20 to Richard Herring for services as our Chief Executive Officer.

On October 17, 2006 the board of directors appointed Charles Hunt to our board of directors. A total of 300,000 shares of common stock valued at $60,000 using the closing price as of that date of $0.20 were granted upon Mr. Hunt’s acceptance of the Board nomination. In addition, we paid Mr. Hunt fees of $79,260 for research and development services rendered.

On October 17, 2006 the board of directors appointed Matthew DeVries as our Chief Financial Officer. A total of 300,000 shares of our common stock valued at $60,000 using the closing price as of that date of $0.20 were granted upon Mr. DeVries’ satisfaction of certain performance and time based vesting criteria which occurred on December 22, 2006. In addition, we paid Mr. DeVries fees of $28,348 for services rendered.

On November 16, 2006, Richard Sellers, our COO and a Director, advanced us $100,000 which, on December 28, 2006 he converted into common stock at a price of $0.125. Mr. Sellers converted his stock as part of his participation in the private placement of common stock at the price the shares were offered to third parties.

On January 3, 2007, Mark Weber, a member of our Board or Directors, purchased 400,000 shares of our common stock at a price of $0.125 per share for a total purchase price of $50,000. The price was the same as that paid by third parties in the private placement.

Except as otherwise disclosed herein, none of our directors, executive officers, principal stockholders, or any associate or affiliate thereof had any material interest, direct or indirect, in any transaction during the fiscal year ended December 31, 2006.

Interest Of Certain Persons In Matters To Be Acted Upon

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

Code of Ethics

We have not yet adopted a Code of Ethics applicable to our principal executive officer, principal financial and accounting officer or persons performing similar functions due to our lack of employees and limited operations.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on March 15, 2007 by:

•	each person who is known by us to own more than 5% of the outstanding common stock;
•	each of our directors and director-nominees;
•	the Named Executive Officer; and
•	all of our executive officers and directors, as a group.

Unless otherwise indicated, each person’s address is c/o Telegen Corporation, 1830 Gateway Drive, Suite 200, San Mateo, CA 94404.

As of March 15, 2007, there were issued and outstanding 47,871,881 shares of common stock.

Name and Address	Number of Shares Beneficially Owned (1)	Percent

Richard Sellers	5,605,212	11.7%

Michael Moors (2) Eaton Cottage Eaton Congleton UK CW12 2NA	5,258,364	11.0

Polymer Holdings, Ltd. Broomhill Road Stonehaven, UK AB39 2NH	3,538,889	7.4

Jessica L. Stevens 204 E. 2nd Ave # 256 San Mateo, CA 94401	2,477,111	5.2

Duncan Troy (3)	2,422,663	5.1

Eric Broadley Little Farm Causway Road Huntington, Cambridgeshire UK PE17 3AS	2,289,917	4.8

SG Trust (Asia), Ltd. 80 Robinson Road 28 th Floor Singapore 068898	2,221,489	4.6

Bonnie Crystal 204 E. 2nd Ave #256 San Mateo, CA 94401	1,845,818	3.9

Richard Herring	1,315,000	2.7

Mark Weber (4)	1,147,866	2.4

Charles Hunt	300,000	**

All Directors and Executive Officers as a Group (8 persons) (5)	15,413,670	32.2%
_______
** Less than one percent
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. To our knowledge, there are no voting arrangements among our stockholders.

(2)
Includes 4,325,030 shares owned by Mr. Moors and 933,334 shares held by Private Equity III Ltd., an investment entity of which Duncan Troy is the holder of 12.5% and Michael Moors 18.75% of the issued share capital and both are Directors. Mr. Moors disclaims beneficial ownership of the shares in Private Equity III Ltd. except to the extent of his pecuniary interest.

(3)
Includes 1,489,329 shares owned by Mr. Troy and 933,334 shares held by Private Equity III Ltd., an investment entity of which Duncan Troy is the holder of 12.5% and Michael Moors 18.75% of the issued share capital and both are Directors. Mr. Troy disclaims beneficial ownership of the shares in Private Equity III Ltd. except to the extent of his pecuniary interest.

(4)	Includes 990,000 shares held by Mr. Weber and 157,866 shares held by Weber Marketing Group, Inc., a marketing agency wholly owned by Mr. Weber.
(5)	Consists of Duncan Troy, Richard Herring, Richard Sellers, Mark Weber, Charles Hunt, Matthew DeVries, Jessica Stevens and Bonnie Crystal.

Securities Authorized for Issuance Under Equity Compensations Plans

On December 5, 2006 the Board of Directors terminated the 2000 Stock Option Plan and the 2000 Director Option Plan. We do not presently have in place any equity compensation plan or plans under which shares of our common stock may be issued.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the “SEC”). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Other than Matthew DeVries timely filing a Form 3 upon his appointment as our Chief Financial Officer, we believe that none of our officers, directors, or 10% stockholders complied with their Section 16(a) filing obligations during the fiscal year ended December 31, 2006. In particular, we are aware of the following deficiencies:

•	Richard Herring, our Chief Executive Officer and a director, failed to file a Form 4 to report a stock grant to him in 2006;
•
Richard Sellers, our Chief Operating Officer and a director, failed to file a Form 4 to report a stock grant to him in 2006, four transactions in which he gifted shares in 2006, and his purchase of shares in our private placement in December 2006;

•	Matthew DeVries, our Chief Financial Officer, failed to file a Form 4 to report a stock grant to him in 2006;
•	Duncan Troy, our Chairman of the Board, failed to file Forms 4 to report nine sales of common stock during 2006;
•	Charles Hunt, one of our directors, failed to file a Form 3 upon his appointment to the Board and failed to file a Form 4 for a share issuance in 2006;
•	Mark Weber, one of our directors, failed to file a Form 4 for his purchase of shares in our private placement in January, 2007; and
•	We do not have any information regarding any stock transactions by Board members Jessica Stevens and Bonnie Crystal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Peterson Sullivan PLLC served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2006. Singer Lewak Greenbaum & Goldstein LLP served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2005.

It is not expected that a representative of Peterson Sullivan will be present at the meeting. The services provided by Peterson Sullivan in 2006 include performing the reviews of the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006. Peterson Sullivan has no direct or indirect interest in the Company.

Fees Paid to Peterson Sullivan, PLLC for Fiscal 2006 and 2005

The following is a summary of the aggregate fees billed to us by Peterson Sullivan PLLC for the fiscal years ended December 31, 2006 and 2005:

	Fiscal 2006	Fiscal 2005

Audit Fees	$9,383	$—
Audit Related Fees	—	—
Tax Fees (1)	—	—
All Other Fees	—	—
TOTAL Fees	$9,383	$—

Fees Paid to Singer Lewak Greenbaum & Goldstein LLP for Fiscal 2006 and 2005

The following is a summary of the aggregate fees billed to us by Singer, Lewak, Greenbaum & Goldstein LLP for the fiscal years ended December 31, 2006 and 2005:

	Fiscal 2006	Fiscal 2005

Audit Fees	$51,664	$20,280
Audit Related Fees	—	—
Tax Fees (1)	—	15,459
All Other Fees	—	—
TOTAL Fees	$51,664	$35,739

(1)   Tax fees for fiscal 2005 consisted of fees relating to the preparation of state and federal tax returns.

Policy for Approval of Audit and Permitted Non-Audit Service

Our Board of Directors, which serves as our audit committee, reviews the scope and extent of all audit and non-audit services to be provided by the independent auditors, including any engagement letters, and reviews and pre-approves all fees to be charged for such services. The Board of Directors may establish additional or other procedures for the approval of audit and non audit services that our independent auditors perform. In pre-approving services to be provided by the independent auditors, the Board of Directors considers whether such services are consistent with applicable rules regarding auditor independence.

The Board approved the tax services provided by Singer, Lewak, Greenbaum & Goldstein LLP during fiscal 2005.

Previous Changes in Independent Registered Public Accounting Firms

Effective December 7, 2006, we dismissed Singer, Lewak, Greenbaum & Goldstein, LLP (“SLGG”) as our independent registered public accounting firm, and we engaged Peterson Sullivan PLLC as our new independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2006. The changes in independent registered public accounting firms were approved by our Board of Directors which presently serves as the Audit Committee.

During our two most recent fiscal years and the subsequent interim period through the date of SLGG’s dismissal on December 7, 2006 there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference to the subject matter of such disagreements in connection with its opinions. SLGG ‘s audit report on our consolidated financial statements for fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, it contained an explanatory paragraph regarding our ability to continue as a going concern.

Effective December 7, 2006, our Board of Directors approved the engagement of Peterson Sullivan PLLC after conducting a review of candidate accounting firms and made the decision to engage Peterson Sullivan PLLC to review the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006 as well as to audit our financial statements for the year ending December 31, 2006.

During the two most recent fiscal years and the interim period through the date of engagement of Peterson Sullivan PLLC, we did not consult with Peterson Sullivan PLLC regarding any matter or event.

STOCKHOLDERS’ PROPOSALS FOR 2008 ANNUAL MEETING

Eligible stockholders who wish to present proposals for action at next year’s 2008 Annual Meeting of Stockholders should submit their proposals in writing to our Corporate Secretary, at 1840 Gateway Drive, Suite 200, San Mateo, California 94404. Proposals must be received by the Corporate Secretary no later than November 30, 2007 for consideration for inclusion in next year’s annual meeting. A stockholder is eligible to present a proposal if, at the time he or she submits the proposal, the stockholder owns at least 1% or $2,000 in market value of common stock and has held such shares for at least one year, and the stockholder continues to own such shares through the date of the 2008 annual meeting. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER INFORMATION

Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

OTHER MATTERS

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting of Stockholders, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting of Stockholders, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors, /s/ Richard Sellers Richard Sellers Corporate Secretary

San Mateo, California
March 16, 2007

TELEGEN CORPORATION

Proxy Card for 2007 Annual Meeting of Stockholders
April 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Telegen Corporation, a California corporation (the “Company”), hereby appoints Richard N. Herring and Richard G. Sellers, or either of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned shareholder is entitled to vote at the Company’s 2007 Annual Meeting of Stockholders, to be held on April 16, 2007, at 11:00 a.m. local time, in the Olympic Room at Anthony’s Homeport Restaurant - Shilshole Bay located at 6135 Seaview Avenue Northwest Seattle, WA 98107 and at any adjournments or postponements thereof (the “Annual Meeting”), upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 16, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby revokes any proxy or proxies previously given.

(Continued and to be signed on the reverse side)

1.	Nominees for Election as Director

(01) Duncan Troy
(02) Richard N. Herring
(03) Richard G. Sellers
(04) Mark Weber
(05) Charles Hunt

Mark X for only one box:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEES BELOW

Number Only ______________________________________________

2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

☐ Please check this box if you plan to attend the Annual Meeting in Person

Signature(s)	Date_____________, 2007

Print Name(s)

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.

Please sign, date and return this Proxy Card today, using the enclosed envelope.